                                                                    Exhibit 99.3



                                RULE 438 CONSENT


         In accordance with Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a prospective director of Pacific Continental Corporation in the registration statement on Form S-4 to be filed by Pacific Continental Corporation with the Securities and Exchange Commission on or about October 7, 2005.


                                   /s/ Michael Heijer
                          -----------------------------------------------------
                          Michael Heijer


                          Date Signed:               10/5/05
                                            -----------------------------------